EX-16

                  LETTER FROM KURT D. SALIGER, C.P.A


                           KURT D. SALIGER, C.P.A.
                                NEW YORK, NY

                             October 16, 2002

Securities and Exchange Commission
Washington, DC  20549

Re:   Bear Aerospace, Inc.
File  No. 0-31801

Dear Sir or Madam:

     I have read Item 4 of the Form 8-K of Bear Aerospace, Inc. dated October 16, 2002 and agree with the statements relating only to Kurt
D. Saliger, C.P.A., contained therein.

/s/ KURT D. SALIGER, C.P.A.

KURT D. SALIGER, C.P.A.